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                                                                       EXHIBIT 4

                               STATE OF TENNESSEE


      NUMBER                                                  SHARES
       1682



                        Legends Financial Holdings, Inc.







THIS CERTIFIES THAT ____________________________________________________ is the
registered holder of ___________________________________________________ Shares

                        OF COMMON STOCK, $1.00 PAR VALUE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________________ day of ___________________ A.D. __________



                                      (SEAL)
-----------------------------                         ------------------------
         Secretary                                             President

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     For Value Received _____ hereby sell, assign and transfer unto ____________
_________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated _____________________   _______
           In presence of
                                   ______________________________________

_________________________________



NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.